As filed with the Securities and Exchange Commission on February 12, 1996

                                                    REGISTRATION NO. 33-_______

 ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                       AND
                            POST-EFFECTIVE AMENDMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------
                            MERRILL LYNCH & CO., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                       13-2740599
  (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                             WORLD FINANCIAL CENTER
                                   NORTH TOWER
                          NEW YORK, NEW YORK 10281-1334
                                 (212) 449-1000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                                  ------------
           MERRILL LYNCH & CO., INC. 401(K) SAVINGS & INVESTMENT PLAN
                            (FULL TITLE OF THE PLAN)
                                  ------------
                            ROSEMARY T. BERKERY, ESQ.
                            ASSOCIATE GENERAL COUNSEL
                            MERRILL LYNCH & CO., INC.
                             WORLD FINANCIAL CENTER
                                   NORTH TOWER
                          NEW YORK, NEW YORK 10281-1334
                                 (212) 449-6990
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES         AMOUNT TO       PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
  TO BE REGISTERED          BE REGISTERED     OFFERING PRICE    AGGREGATE OFFERING  REGISTRATION
                                                 PER UNIT             PRICE              FEE
---------------------------------------------------------------------------------------------------

Common Stock, par
value $1.33-1/3 per
share, (including
Preferred Stock
Purchase Rights) (1).....      2,000,000              $                   $             $      (2)
Interests in the Plan....         (3)                N/A                 N/A               N/A
===================================================================================================

   (1) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
   (2) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the Plan that are covered by this Registration Statement.
   (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
   Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus to be delivered pursuant to this Registration Statement will be a combined prospectus relating also to (i) the shares registered hereunder, (ii) to the remaining unsold shares and Plan interests registered under Registration Statement
No. 33-51829, and (iii) to the remaining unsold shares and plan interests registered under Registration Statement No. 33-54572 pertaining to the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan (Puerto Rico), which has been merged with the Plan effective December 1, 1995. This Registration Statement also constitutes Post-Effective Amendment No. 2 to Registration Statement 33-51829, which originally became effective on January 6, 1994, and Post-Effective Amendment No. 1 to Registration Statement 33-54572, which originally became effective on November 16, 1992. The Post-Effective Amendments shall become effective upon filing in accordance with Section 8(c) of the Securities Act of 1933 and Rule 464 promulgated thereunder.

===============================================================================

                                      PART I

               INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Annual Report of Merrill Lynch & Co., Inc. (the "Company") on Form 10-K for the year ended December 30, 1994, Quarterly Reports on Form 10-Q for the periods ended March 31, 1995 and June 30, 1995, and Quarterly Report on Form 10-Q for the period ended September 29, 1995, as amended by Form 10-Q/A (Amendment No. 1), and Current Reports on Form 8-K dated January 12, 1995, January 23, 1995, February 8, 1995, February 9, 1995, March 3, 1995, March 9, 1995, April 18, 1995, May 2, 1995, May 23, 1995, July 18, 1995, July 21, 1995,
August 1, 1995, August 2, 1995, September 19, 1995, October 17, 1995, November 2, 1995, November 27, 1995, January 17, 1996, January 22, 1996, and
February 7, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference herein.

      The Annual Reports of the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan (the "Plan") and the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan (Puerto Rico) (which plan has been merged with and into the Plan effective December 1, 1995), each on Form 11-K for the fiscal year ended December 30, 1994, filed pursuant to Section 15(d) of the Exchange Act, are incorporated by reference herein.

      All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Company who serve as administrators of the Plan. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

 4(a) Restated Certificate of Incorporation of the Company, as amended April 24, 1987 (incorporated by reference to Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1992 ("1992 10-K") (File No. 1-7182)).
 4(b) Certificate of Amendment, dated April 29, 1993, of the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 26, 1993 ("First Quarter 1993 10-Q") (File No. 1-7182)).
 4(c) By-Laws of the Company, effective as of October 25, 1993 (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form-10-Q for the quarter ended September 24, 1993 (File No. 1-7182)).
 4(d) Form of Rights Agreement, dated as of December 16, 1987, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company) (incorporated by reference to Exhibit 3(iv) to the 1992 10-K).
 4(e) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's 9% Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(iii) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994
         (File No. 1-7182)).
 4(f) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Remarketed Preferred Stock, Series C (incorporated by reference to Exhibit 3(ii) to the First Quarter
         1993 10-Q).
 4(g) Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Series A Junior Preferred Stock (incorporated by reference to Exhibit 3(f) to the Company's Registration Statement on Form S-3 (File No. 33-19975)).
 5(a)    Opinion of Brown & Wood.
 5(b) Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code.
 5(c)    Internal Revenue Service determination letter that the Merrill
         Lynch & Co., Inc. 401(k) Savings & Investment Plan (Puerto Rico)
         is qualified under Section 401 of the Internal Revenue Code.
15 Letter of Deloitte & Touche LLP regarding unaudited interim financial information.
23(a)    Consent of Brown & Wood (included as part of Exhibit 5(a)).
23(b)    Consent of Deloitte & Touche LLP.
24       Power of Attorney (included on page 6).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrants hereby undertake:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona
                                                                          ----
fide offering thereof.
----

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (and, with respect to the Plan, each filing of the Plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering
                                                         ---- ----
thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

      THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 12th day of February, 1996.

                                                MERRILL LYNCH & CO., INC.



                                                By   /s/Daniel P. Tully
                                                  ----------------------------
                                                         DANIEL P. TULLY
                                                    (Chairman of the Board and
                                                     Chief Executive Officer)


      KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel P. Tully, Joseph T. Willett and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 12TH DAY OF FEBRUARY, 1996.

            Signature                           Title
            ---------                           -----

     /s/ Daniel P. Tully                Chairman of the Board, Chief
------------------------------          Executive Officer and Director
     (DANIEL P. TULLY)



     /s/ David H. Komansky              President, Chief Operating
------------------------------          Officer and Director
     (DAVID H. KOMANSKY)



     /s/ Joseph T. Willett              Senior Vice President and Chief
------------------------------          Financial Officer (Principal Financial
     (JOSEPH T. WILLETT)                Officer)



     /s/ Michael J. Castellano          Senior Vice President and Controller
------------------------------
     (MICHAEL J. CASTELLANO)

            Signature                           Title
            ---------                           -----


     /s/ William O. Bourke                     Director
------------------------------
     (WILLIAM  O. BOURKE)



     /s/ Worley H. Clark                       Director
------------------------------
     (WORLEY H. CLARK)



     /s/ Jill K. Conway                        Director
------------------------------
     (JILL K. CONWAY)



     /s/ Stephen L. Hammerman                  Director
------------------------------
     (STEPHEN L. HAMMERMAN)



     /s/ Earle H. Harbison, Jr.                Director
------------------------------
     (EARLE H. HARBISON, JR.)



     /s/ George B. Harvey                      Director
------------------------------
     (GEORGE B. HARVEY)



------------------------------                 Director
      (WILLIAM R. HOOVER)



     /s/ Robert P. Luciano                     Director
------------------------------
     (ROBERT P. LUCIANO)



     /s/ Aulana L. Peters                      Director
------------------------------
     (AULANA L. PETERS)



     /s/ John J. Phelan, Jr.                   Director
------------------------------
     (JOHN J. PHELAN, JR.)



     /s/ William L. Weiss                      Director
------------------------------
     (WILLIAM  L. WEISS)

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee (the persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the 12th day of February, 1996.

                                         MERRILL LYNCH & CO., INC.
                                         401(k) SAVINGS & INVESTMENT PLAN


                                         By     /s/ Daniel C. Rowland
                                           -------------------------------
                                                     DANIEL C. ROWLAND
                                           (Chairman, Administrative Committee)

                                  EXHIBIT INDEX

Exhibit No.     Description                                                          Page
-----------     -----------                                                          ----
 4(a)           Restated Certificate of Incorporation of the Company, as
                amended April 24, 1987 (incorporated by reference to Exhibit
                3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1992 ("1992 10-K") (File No. 1-7182)).
 4(b)           Certificate of Amendment, dated April 29, 1993, of the
                Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on
                Form 10-Q for the quarter ended March 26, 1993 ("First Quarter
                1993 10-Q") (File No. 1-7182)).
 4(c)           By-Laws of the Company, effective as of October 25, 1993
                (incorporated by reference to Exhibit 3(i) to the Company's
                Quarterly Report on Form-10-Q for the quarter ended September
                24, 1993 (File No. 1-7182)).
 4(d)           Form of Rights Agreement, dated as of December 16, 1987, between the Company and Chemical Bank (successor by merger to
                Manufacturers Hanover Trust Company) (incorporated by
                reference to Exhibit 3(iv) to the 1992 10-K).
 4(e)           Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's 9% Cumulative
                Preferred Stock, Series A (incorporated by reference to
                Exhibit 4(iii) to the Company's Quarterly Report on Form 10-Q
                for the quarter ended September 30, 1994 (File No. 1-7182)).
 4(f)           Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Remarketed Preferred
                Stock, Series C (incorporated by reference to Exhibit 3(ii) to the First Quarter 1993 10-Q).
 4(g)           Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Company's Series A Junior
                Preferred Stock (incorporated by reference to Exhibit 3(f) to the Company's Registration Statement on Form S-3
                (File No. 33-19975)).
 5(a)           Opinion of Brown & Wood.                                              10
 5(b)           Internal Revenue Service determination letter that the Plan is        11
                qualified under Section 401 of the Internal Revenue Code.
 5(c)           Internal Revenue Service determination letter that the                13
                Merrill Lynch & Co., Inc. 401(k) Savings & Investment
                Plan (Puerto Rico) is qualified under Section 401 of
                the Internal Revenue Code.
15              Letter of Deloitte & Touche LLP regarding unaudited                   17
                interim financial information.
23(a)           Consent of Brown & Wood (included as part of Exhibit 5(a)).
23(b)           Consent of Deloitte & Touche LLP.                                     18
24              Power of Attorney (included on page 6).





                                        9

